UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36-10 Union St. 2nd Floor Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(347) 370 2352

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 15, 2026, Planet Green Holdings Corp. (the “Company”) completed the disposition of its 100% equity interest in Bless Chemical Co., Ltd. HK (“Bless HK”), the indirect owner of Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd. (“Jingshan”), to Hongzhang Liang for nominal consideration (the “Disposition”). Mr. Liang is not affiliated with the Company and has no material relationship with the Company or any of its directors or executive officers.

The Board of Directors (the “Board”) of the Company determined that it was in the best interests of the Company and its stockholders to discontinue the operations of Jingshan, an indirect wholly owned subsidiary of the Company and dispose of its equity interest in Bless HK. In approving the Disposition, the Board considered various factors, including Jingshan’s financial condition, existing liabilities and obligations, operating status, anticipated future funding requirements, and the Company’s strategic objective of focusing its resources and management attention on its core consumer products and digital advertising businesses. The Board determined that the discontinuation of Jingshan’s operations and the disposition of Bless HK would streamline the Company’s operations, reduce future funding commitments and potential liabilities associated with Jingshan, and better align the Company’s business activities with its long-term strategic objectives. Accordingly, the Board concluded that the Disposition was in the best interests of the Company and its stockholders. Prior to the Disposition, Jingshan had ceased active operations and was not generating revenue.

Bless HK indirectly held 100% of the equity interests in Jingshan through Hubei Bulaisi Technology Co., Ltd. and did not own any other operating assets of the Company. As a result of the Disposition, the Company no longer owns or controls Bless HK or Jingshan, and the assets, liabilities, and results of operations of Bless HK and Jingshan will no longer be consolidated in the Company’s consolidated financial statements from and after the closing of the Disposition.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the disposition described in Item 2.01 of this Current Report on Form 8-K is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 17, 2026	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Bin Zhou
	Name:	Bin Zhou
	Title:	Chief Executive Officer and Chairman

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